Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

LETTER OF TRANSMITTAL

Offer to Exchange

All Outstanding 7 ½% CAD Senior Subordinated Notes due 2017

for

7 ½% CAD Senior Subordinated Notes due 2017

of

IRON MOUNTAIN CANADA CORPORATION

(the continuing company under an amalgamation

involving Iron Mountain Nova Scotia Funding Company)

Fully and Unconditionally Guaranteed By

IRON MOUNTAIN INCORPORATED

and certain of its subsidiaries

Pursuant to the Prospectus dated                , 2007

THE EXCHANGE OFFER WILL EXPIRE AT _____ P.M., NEW YORK CITY TIME, ON                , 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, IS REFERRED TO AS THE EXPIRATION DATE). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Deliver to:

BNY Trust Company of Canada

As Exchange Agent

By Registered or Certified Mail: BNY Trust Company of Canada Suite 1101 4 King Street West, Suite 1101 Toronto, Ontario M5H 1B6 Canada Attn: Marcia Redway	By Hand and Overnight Courier: BNY Trust Company of Canada Suite 1101 4 King Street West, Suite 1101 Toronto, Ontario M5H 1B6 Canada Attn: Marcia Redway
By Facsimile (for eligible institutions only): (416) 360-1711/1727	Confirm by Telephone: (416) 933-8504

Your delivery of this letter of transmittal will not be valid unless you deliver it to one of the addresses, or transmit it to the facsimile number, set forth above. Please carefully read this entire document, including the instructions, before completing this letter of transmittal. Do not deliver this letter of transmittal to Iron Mountain Canada Corporation or Iron Mountain Incorporated.

By completing this letter of transmittal, you acknowledge that you have received Iron Mountain Canada Corporation’s, or the Issuer’s, prospectus, dated                , 2007, and this letter of transmittal, which together constitute the “exchange offer.”  This letter of transmittal and the prospectus have been delivered to you in connection with the Issuer’s offer to exchange C$1,000, or integral multiples thereof, in principal amount of its 7 1/2% CAD Senior Subordinated Notes due 2017, which have been registered under the United States Securities Act of 1933, as amended, or the exchange notes, for C$1,000, or integral multiples thereof, in principal amount of its outstanding 7 1/2% CAD Senior Subordinated Notes due 2017, or the outstanding notes. Currently, C$175,000,000 in principal amount of outstanding notes are issued and outstanding.

The Issuer reserves the right, at any time or from time to time, to extend this exchange offer at its discretion, in which event the expiration date will mean the latest date and time to which the offer to exchange is extended.

This letter of transmittal is to be completed by the holder (as defined below) of outstanding notes if:

(1)   the holder is delivering certificates for outstanding notes with this letter of transmittal, or

(2)   the tender of certificates for outstanding notes will be made by book-entry transfer to the account maintained by BNY Trust Company of Canada, or the exchange agent, for the outstanding notes and the exchange notes, at CDS Clearing and Depository Services Inc., or CDS, according to the procedures described in the prospectus under the headings “The Exchange Offer—Procedures for Tendering Outstanding Notes” and “—Book-Entry Transfer.”  Please note that delivery of documents required by this letter of transmittal to CDS does not constitute delivery to the exchange agent.

A holder may also tender its outstanding notes by means of CDSX (the CDS on-line tendering system pursuant to which book entry deliveries may be effected), or CDSX, subject to the terms and procedures of that system. If delivery is made through CDSX, the holder must transmit an agent’s message to the exchange account at CDS. The term “agent’s message” means a message, transmitted to CDS and received by the exchange agent and forming a part of a book-entry transfer, that states that CDS has received an express acknowledgement that the holder agrees to be bound by the letter of transmittal and that the Issuer may enforce the letter of transmittal against the holder.

You may tender your outstanding notes according to the guaranteed delivery procedures described in this letter of transmittal if:

(1)   your outstanding notes are not immediately available; or

(2)   you cannot deliver your outstanding notes, this letter of transmittal and all required documents to the exchange agent or complete the procedures for book-entry transfer before the expiration date.

More complete information about guaranteed delivery procedures is contained in the prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.” You should also read Instruction 1 to determine whether or not this section applies to you.

As used in this letter of transmittal, the term “holder” means (1) any person in whose name outstanding notes are registered on the books of the Issuer, (2) any other person who has obtained a properly executed bond power from a registered holder or (3) any person whose outstanding notes are held of record by CDS who desires to deliver such notes by book-entry transfer at CDS. If you decide to tender your outstanding notes, you must complete this entire letter of transmittal unless you tender your outstanding notes by means of CDSX.

You must follow the instructions in this letter of transmittal. Please read this entire document carefully.

If you have questions or need help, or if you would like additional copies of the prospectus and this letter of transmittal, you should contact the exchange agent at (416) 933-8504 or at its address set forth above.

The method of delivery of outstanding notes, letters of transmittal and all other required documents are at the election and risk of the holders. The Issuer recommends that you use an overnight or hand delivery service, properly insured, rather than regular mail. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding notes should be sent to the Issuer.

The undersigned has completed the appropriate boxes below and signed this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

List below the outstanding notes to which this letter of transmittal relates. If the space provided below is inadequate, the certificate numbers, principal amount of outstanding notes and principal amount of outstanding notes tendered should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OUTSTANDING NOTES
Name(s) and Address(es) of Certificate Holder(s) (Please Complete if Blank)	Certificate Number(s)*	Aggregate Principal Amount of Outstanding Notes	Principal Amount of Outstanding Notes Tendered**

Total:
* Need not be completed if outstanding notes are being tendered by book entry transfer.

**    You will be deemed to have tendered the entire principal amount of outstanding notes represented in the column labeled “Aggregate Principal Amount of Outstanding Notes” unless you indicate otherwise in the applicable column labeled “Principal Amount of Outstanding Notes Tendered.”

By crediting the outstanding notes to the exchange agent’s account at CDS using CDSX and by complying with applicable CDSX procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the outstanding notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this letter of transmittal, the participant in CDS confirms on behalf of itself and the beneficial owners of such outstanding notes all provisions of this letter of transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

☐               CHECK HERE IF YOU HAVE ENCLOSED OUTSTANDING NOTES WITH THIS LETTER OF TRANSMITTAL.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:
Account Number:
Transaction Code Number:

☐               CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF YOU ARE DELIVERING TENDERED OUTSTANDING NOTES THROUGH A NOTICE OF GUARANTEED DELIVERY, AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s) of Outstanding Notes:
Date of Execution of Notice of Guaranteed Delivery:
Window Ticket Number (if available):
Name of Institution that Guaranteed Delivery:
Account Number (if delivered by book-entry transfer):

☐               CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND TEN COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name of Broker-Dealer:
Address to which copies of the prospectus are to be delivered:

SPECIAL ISSUANCE AND SPECIAL DELIVERY INSTRUCTIONS

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 4, 5 and 6)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4, 5 and 6)

Complete this section ONLY if: (1) certificates for untendered outstanding notes are to be issued in the name of someone other than you; (2) certificates for exchange notes issued in exchange for tendered and accepted outstanding notes are to be issued in the name of someone other than you; or (3) outstanding notes tendered by book entry transfer that are not exchanged are to be returned by credit to an account maintained at CDS other than the account of the person signing this letter of transmittal.

Complete this section ONLY if certificates for untendered outstanding notes, or exchange notes issued in exchange for tendered and accepted outstanding notes, are to be sent to someone other than you, or to you at an address other than the address shown above.

Issue Certificate(s) to:	Mail and Deliver Certificate(s) to:
Name(s): _________________________________	Name(s): __________________________________
(Please Type or Print)	(Please Type or Print)
__________________________________________ (Please Type or Print)	__________________________________________ (Please Type or Print)
Address : _________________________________	Address: __________________________________
__________________________________________	__________________________________________
(Include Zip Code)	(Include Zip Code)
_______________________________ (Taxpayer Identification or Social Security Number)
Credit unexchanged outstanding notes delivered by book entry transfer to the book entry transfer facility account set forth below.
__________________________________________ (Book Entry Transfer Facility Account Number, If Applicable)

IMPORTANT: This letter of transmittal or a facsimile thereof or an agent’s message in lieu thereof (together with the certificates for outstanding notes or a book entry confirmation and all other required documents) must be received by the exchange agent prior to the expiration date.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE ALSO COMPLETE FORM W-9 OR APPROPRIATE
INTERNAL REVENUE SERVICE, OR IRS, FORM W-8.

Ladies and Gentlemen:

According to the terms and conditions of the exchange offer, I hereby tender to the Issuer the principal amount of outstanding notes indicated above. At the time these notes are accepted by the Issuer, and exchanged for the same principal amount of exchange notes, I will sell, assign, and transfer to the Issuer all right, title and interest in and to the outstanding notes that I have tendered. I am aware that the exchange agent also acts as the agent of the Issuer. By executing this document, I irrevocably appoint the exchange agent as my agent and attorney-in-fact for the tendered outstanding notes with full power of substitution to:

(1)   deliver certificates for the outstanding notes, or transfer ownership of the outstanding notes on the account books maintained by CDS, to the Issuer and deliver all accompanying evidences of transfer and authenticity to the Issuer; and

(2)   present the outstanding notes for transfer on the books of the Issuer, receive all benefits and exercise all rights of beneficial ownership of these outstanding notes, according to the terms of the exchange offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, sell, assign and transfer the outstanding notes that I am tendering. I represent and warrant that the Issuer will acquire good and unencumbered title to the outstanding notes, free and clear of all liens, claims, interests, restrictions, charges and encumbrances of any kind and that the outstanding notes will not be subject to any adverse claim at the time the Issuer acquires them. I further represent that:

(1)   any exchange notes I will acquire under the exchange offer will be acquired in the ordinary course of business;

(2)   I have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution, within the meaning of the United States Securities Act of 1933, as amended, or the Securities Act, of any exchange notes issued to me;

(3)   I am not a broker-dealer tendering outstanding notes acquired directly from the Issuer for my own account;

(4)   I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer; and

(5)   I am not prohibited by any law or policy of the Securities and Exchange Commission, or SEC, from participating in the exchange offer.

I understand that the exchange offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the SEC. These letters provide that the exchange notes issued in exchange for the outstanding notes in the exchange offer may be offered for resale, resold, and otherwise transferred by a holder of  exchange notes, unless that person is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. The exchange notes must be acquired in the ordinary course of the holder’s business and the holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the exchange notes.

I understand that the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this letter of transmittal, which shall be read and construed accordingly.

If I am a broker-dealer that will receive exchange notes for my own account in exchange for outstanding notes that were acquired as a result of market making activities or other trading activities, I acknowledge that I will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. However, by this acknowledgement and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the exchange agent or the Issuer to be necessary or desirable to complete the assignment, transfer and purchase of the outstanding notes I have tendered.

I understand that the Issuer will be deemed to have accepted validly tendered outstanding notes when the Issuer gives oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent.

If, for any reason, any tendered outstanding notes are not accepted for exchange in the exchange offer, certificates for those unaccepted outstanding notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted outstanding notes which had been tendered by book-entry transfer will be credited to an account at CDS, as soon as reasonably possible after the expiration date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, incapacity or, if I am a corporation or institution, my dissolution and every obligation under this letter of transmittal is binding upon my heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

I understand that tenders of outstanding notes according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes” and in the instructions included in this letter of transmittal constitute a binding agreement between myself and the Issuer subject to the terms and conditions of the exchange offer.

Unless I have given other instructions in this letter of transmittal under the section “Special Issuance Instructions,” please issue the certificates representing exchange notes issued and accepted in exchange for my tendered and accepted outstanding notes in my name, and issue any replacement certificates for outstanding notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the exchange notes issued in exchange for tendered and accepted outstanding notes and any certificates for outstanding notes that were not tendered or exchanged, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the exchange notes issued in exchange for my tendered and accepted outstanding notes in the name(s) of, and/or return any outstanding notes that were not tendered or exchanged and send such certificates to, the person(s) so indicated. I understand that if the Issuer does not accept any of the tendered outstanding notes for exchange, the Issuer has no obligation to transfer any outstanding notes from the name of the registered holder(s) according to my instructions in the “Special Issuance Instructions” and “Special Delivery Instructions” sections of this document.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OUTSTANDING NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX ABOVE.

IN ORDER TO VALIDLY TENDER OUTSTANDING NOTES FOR EXCHANGE, HOLDERS OF OUTSTANDING NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER OF TRANSMITTAL.

Except as stated in the prospectus, all authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executives, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE WHETHER OR NOT OUTSTANDING NOTES ARE BEING PHYSICALLY TENDERED HEREBY

Signature of Owner
Date:
Area Code and Telephone Number:
Tax Identification or Social Security Number(s):

The above lines must be signed by the registered holder(s) of outstanding notes as their name(s) appear(s) on the certificate(s) for the outstanding notes or a DTC security position listing or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s). A copy of the completed bond power must be delivered with this letter of transmittal. If any outstanding notes tendered through this letter of transmittal are held of record by two or more joint holders, then all such holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority to act on behalf of the holder. See Instruction 4.

Name(s):
(Please Type or Print)
Capacity:
Address:
(Include Zip Code)
Signature Guarantee (If required by Instruction 4)
Signature(s) Guaranteed By
An Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)
	Date:	___________________________

Form W-9	Request for Taxpayer Identification Number and Certification									Give form to the requester. Do not send to the IRS.
(Rev. November 2005)
Department of the Treasury Internal Revenue Service

Print or type See Specific Instructions on page 2.									Name (as shown on your income tax return)
Business name, if different from above
Check appropriate box:	*	Individual/ Sole proprietor	*	Corporation	*	Partnership	*	Other „	------------------ *	Exempt from backup withholding
Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)
Part I									Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or
Employee identification number

Part II									Certification
Under penalties of perjury, I certify that:

1.   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.   I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here	Signature of U.S. person „						Date „

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes, you are considered a person if you are:

• An individual who is a citizen or resident of the United States,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

• Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

Form W-9 (Rev. 11-2005)	Page 2

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 11-2005)	Page 3

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt recipients 1 through 7 [2]

1     See Form 1099-MISC, Miscellaneous Income, and its instructions.

2     However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification
Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 11-2005)	Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	Give name and EIN of:
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	Legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1     List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2     Circle the minor’s name and furnish the minor’s SSN.

3     You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

4     List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.                 Delivery of This Letter of Transmittal and Outstanding Notes.

The tendered outstanding notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this letter of transmittal or an agent’s message through CDSX and any other required documents must be received by the exchange agent at its address listed on the cover of this document before the expiration date. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, THE ISSUER RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED, RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND YOUR OUTSTANDING NOTES TO THE ISSUER.

If you wish to tender your outstanding notes, but:

(a)    your outstanding notes are not immediately available; or

(b)   you cannot deliver your outstanding notes, this letter of transmittal and all required documents to the exchange agent or complete the procedures for book-entry transfer before the expiration date;

you may tender your outstanding notes according to the guaranteed delivery procedure. A summary of this procedure follows, but you should read the section in the prospectus titled “The Exchange Offer—Guaranteed Delivery Procedures” for more complete information. As used in this letter of transmittal, an “Eligible Institution” is (a) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; (b) a commercial bank having an office or correspondent in the United States; (c) a trust company having an office or correspondent in the United States; or (d) an eligible guarantor institution as provided by Rule 17Ad-15 of the United States Securities Exchange Act of 1934, or the Exchange Act.

For a tender made through the guaranteed delivery procedure to be valid, the exchange agent must receive a properly completed and duly executed Notice of Guaranteed Delivery or a facsimile of that notice before the expiration date. The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:

(a)    state your name and address;

(b)   list the certificate numbers and principal amounts of the outstanding notes being tendered;

(c)    state that tender of your outstanding notes is being made through the Notice of Guaranteed Delivery; and

(d)   guarantee that this letter of transmittal, the certificates representing the outstanding notes, or a confirmation of CDS book-entry transfer, and all other required documents will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange, or NYSE, trading days after the expiration date.

The exchange agent must receive your outstanding notes certificates, or a confirmation of CDS book-entry, in proper form for transfer, this letter of transmittal and all required documents within three NYSE trading days after the expiration date or your tender will be invalid and may not be accepted for exchange.

The Issuer has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered outstanding notes, and its decision will be final and binding. The Issuer’s interpretation of the terms and conditions of the exchange offer, including the instructions contained in this letter of transmittal and in the prospectus under the heading “The Exchange Offer—Conditions,” will be final and binding on all parties.

The Issuer has the absolute right to reject any or all of the tendered outstanding notes if:

(1)   the outstanding notes are not properly tendered; or

(2)   in the opinion of the Issuer’s counsel, the acceptance of those outstanding notes would be unlawful.

The Issuer may also decide to waive any conditions, defects or invalidity of tender of outstanding notes and accept such outstanding notes for exchange. Any defect or invalidity in the tender of outstanding notes that is not waived by the Issuer must be cured within the period of time set by the Issuer.

It is your responsibility to identify and cure any defect or invalidity in the tender of your outstanding notes. Your tender of outstanding notes will not be considered to have been made until any defect is cured or waived. Neither the Issuer, the exchange agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or invalidity in your tender of outstanding notes. As soon as reasonably possible after the expiration date, the exchange agent will return to the tendering holder any outstanding notes that were invalidly tendered if the defect of invalidity has not been cured or waived.

2.                 Tender by Holder.

You must be a holder of outstanding notes in order to participate in the exchange offer. If you are a beneficial holder of outstanding notes who wishes to tender, but you are not the registered holder, you must arrange with the registered holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal and delivering the registered holder’s outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name, or obtain a properly executed bond power from the registered holder. The transfer of registered ownership of outstanding notes may take a long period of time.

3.                 Partial Tenders.

If you are tendering less than the entire principal amount of outstanding notes represented by a certificate, you should fill in the principal amount you are tendering in the fourth column of the box entitled “Description of Outstanding Notes.” The entire principal amount of outstanding notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all outstanding notes is not tendered, a certificate will be issued for the principal amount of those outstanding notes not tendered.

Unless a different address is provided in the appropriate box on this letter of transmittal, certificate(s) representing exchange notes issued in exchange for any tendered and accepted outstanding notes will be sent to the registered holder at his, her or its registered address, promptly after the outstanding notes are accepted for exchange. In the case of outstanding notes tendered by book-entry transfer, any untendered outstanding notes and any exchange notes issued in exchange for tendered and accepted outstanding notes will be credited to accounts at CDS.

4.                 Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

If you are the registered holder of the outstanding notes tendered with this document, and are signing this letter of transmittal, your signature must match exactly with the name(s) written on the face of the outstanding notes or the CDS security position listing. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the exchange notes, or certificates issued to replace any outstanding notes you have not tendered are to be issued to you as the registered holder, do not endorse any tendered outstanding notes, and do not provide a separate bond power.

If you are not the registered holder, or if exchange note or any replacement outstanding note certificates will be issued to someone other than you, you must either properly endorse the outstanding notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If you are signing this letter of transmittal but are not the registered holder(s) of any outstanding notes listed on this document under the “Description of Outstanding Notes,” the outstanding notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered holder(s) exactly as it appears on the outstanding notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If this letter of transmittal, any outstanding notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Issuer, evidence satisfactory to the Issuer of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•       If this letter of transmittal is signed by the registered holder(s) of the outstanding notes tendered with this letter of transmittal and such holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions;” or

•       If the outstanding notes are tendered for the account of an Eligible Institution.

5.                 Special Issuance and Special Delivery Instructions.

If different from the name and address of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and address where exchange notes issued in exchange for tendered and accepted outstanding notes or outstanding notes issued in replacement for any untendered or tendered but unaccepted outstanding notes should be issued or sent. If exchange notes or replacement outstanding notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6.                 Transfer Taxes.

The Issuer will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. However, transfer taxes will be payable by you (or by the tendering holder if you are signing this letter on behalf of a tendering holder) if:

•       certificates representing exchange notes or notes issued to replace any outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered holder;

•       tendered outstanding notes are registered in the name of any person other than the person signing this letter of transmittal; or

•       a transfer tax is imposed for any reason other than the exchange of outstanding notes according to the exchange offer.

If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder. Until those transfer taxes are paid, the Issuer will not be required to deliver any exchange notes required to be delivered to, or at the direction of, such tendering holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the outstanding notes listed in this letter of transmittal.

7.                 Form W-9.

You must provide the exchange agent with a correct Taxpayer Identification Number, or TIN, for the holder on the enclosed Form W-9. If the holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Form W-9, you may be subject to federal income tax withholding at a rate of 28% on certain payments made to the holders of exchange notes. Certain holders are not subject to these backup withholding and reporting requirements. For additional information, please read the enclosed instructions accompanying Form W-9. To prove to the exchange agent that a foreign holder is not subject to backup withholding, the foreign holder must submit the appropriate IRS Form W-8, signed under penalties of perjury, certifying as to that holder’s foreign status. You can obtain the appropriate IRS Form W-8 from the exchange agent or the IRS.

8.                 Waiver of Conditions.

The Issuer may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the exchange offer. The conditions applicable to tenders of outstanding notes in the exchange offer are described in the prospectus under the heading “The Exchange Offer—Conditions.”

The Issuer reserves the right (subject to the limitations described in the prospectus) to waive satisfaction of any or all conditions enumerated in the prospectus prior to the expiration date.

9.                 No Conditional Tenders.

The Issuer will not accept any alternative, conditional, irregular or contingent tenders. All holders of outstanding notes, by execution of this letter of transmittal, shall waive any right to receive notice of the acceptance of their outstanding notes for exchange.

10.          Mutilated, Lost, Stolen or Destroyed Outstanding Notes.

If your outstanding notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this document for further instructions.

11.          Requests for Assistance or Additional Copies.

If you have questions or need assistance with respect to exchange offer procedures or would like to receive additional copies of the prospectus or this letter of transmittal, you should contact the exchange agent at the address listed in the prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.